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                                                                  EXHIBIT 10(17)


                                    WORKORDER
                               CanArgo Energy Inc.
                                    (CanArgo)
                                       to

                                Alfred Kjemperud
                                (The Consultant)


INTRODUCTION
This workorder made on the 1 August 1998, is between CanArgo and the Consultant. The workorder is covered by the General Conditions for Consultants entered by the two parties.

SCOPE OF WORK
The scope of work for the Consultant is:

      - Assist in developing Canargo's present and future oil and gas assets worldwide

The Consultant's home base will be Oslo, Norway, but he will be travelling frequently for shorter stays to Canargo's operational companies.

The Consultant will report to:

      -     David Robson

The Assignment is 80% of a full time job, i.e. on average 126 hours per month, and a total of 1510 hours for the defined time period.

PERIOD
1 August 1998 - 31 July 1999.

TERMS
The Consultant will be paid a monthly fee of US$ 13,000-. The rate includes all normal office expenses the Consultant may have, except for travel, accommodation & other expenses as given below.

PAYMENT
CanArgo will pay the Consultant based on a monthly invoice and time sheets approved by David Robson or other CanArgo project leader. Payment is due 10 working days after receipt of invoice.


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TRAVEL, ACCOMODATION & OTHER EXPENSES
Travel, accommodation and courier and other agreed out of pocket expenses related to the above work will be covered by CanArgo according to General Conditions for Consultants.

OTHER ISSUES
Based on Board approval the Consultant shall be entitled to a stock option of 100,000 shares in the merged Fountain Oil/CanArgo company. The options shall be issued as soon as possible and no later than August 1 1998. The price of the options shall be the best possible.

TAXES
The Consultant is responsible for his own taxes.

INSURANCE
The Consultant will himself pay for the insurances and social security which are necessary during his consultancy work period for CanArgo, except for Life & AD&D in areas of particular high risk.

DISPUTES
The agreement shall be governed by the laws of Norway.


CANARGO ENERGY INC.

/s/David Robson

Date:  4/6/98


FOR THE CONSULTANT:

/s/Alfred Kjemperud

Date:  29/5 - 98


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